Q2 2023 Update Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 06 Vehicle Capacity            07 Core Technology                   08 Other Highlights 09 Outlook 10 Photos & Charts                                                                     11 Key Metrics                                                                           17 Financial Statements 20 Additional Information 26

S U M M A R Y H I G H L I G H T S (1) Excludes SBC (stock-based compensation) (2) Free cash flow = operating cash flow less capex (3) Includes cash, cash equivalents and investments (4) RC builds = release candidate builds Profitability 9.6% operating margin $2.4B GAAP operating income $2.7B GAAP net income $3.1B non-GAAP net income1 Q2-2023 was a record quarter on many levels with our best-ever production and deliveries and revenue approaching $25B in a single quarter. We are excited that we were able to achieve such results given the macroeconomic environment we are currently in. Our operating margin remained healthy at approximately 10%, even with price reductions in Q1 and early Q2. This reflects our ongoing cost reduction efforts, the continued production ramp success in Berlin and Texas and the strong performance of our Energy and Services & Other businesses. Our commitment to being at the forefront of AI development entered a new chapter with the start of production of Dojo training computers. We are hopeful that our immense neural net training needs will be satisfied using our in-house designed Dojo hardware. The better the neural net training capacity, the greater the opportunity for our Autopilot team to iterate on new solutions. In conclusion, we are focusing on cost reduction, new product development that will enable future growth, investments in R&D, better vehicle financing options, continuous product improvement and generation of free cash flow. The challenges of these uncertain times are not over, but we believe we have the right ingredients for the long-term success of the business through a variety of high potential projects. Cash Operating cash flow of $3.1B Free cash flow2 of $1.0B $0.7B increase in our cash and investments3 QoQ to $23.1B Operations Cybertruck factory tooling on track; producing RC4 builds Model Y became the best-selling vehicle globally in Q1

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q2-2022	Q3-2022	Q4-2022	Q1-2023	Q2-2023	YoY
Total automotive revenues	14,602	18,692	21,307	19,963	21,268	46%
Energy generation and storage revenue	866	1,117	1,310	1,529	1,509	74%
Services and other revenue	1,466	1,645	1,701	1,837	2,150	47%
Total revenues	16,934	21,454	24,318	23,329	24,927	47%
Total gross profit	4,234	5,382	5,777	4,511	4,533	7%
Total GAAP gross margin	25.0%	25.1%	23.8%	19.3%	18.2%	-682 bp
Operating expenses	1,770	1,694	1,876	1,847	2,134	21%
Income from operations	2,464	3,688	3,901	2,664	2,399	-3%
Operating margin	14.6%	17.2%	16.0%	11.4%	9.6%	-493 bp
Adjusted EBITDA	3,791	4,968	5,404	4,267	4,653	23%
Adjusted EBITDA margin	22.4%	23.2%	22.2%	18.3%	18.7%	-372 bp
Net income attributable to common stockholders (GAAP)	2,259	3,292	3,687	2,513	2,703	20%
Net income attributable to common stockholders (non-GAAP)	2,620	3,654	4,106	2,931	3,148	20%
EPS attributable to common stockholders, diluted (GAAP)(1)	0.65	0.95	1.07	0.73	0.78	20%
EPS attributable to common stockholders, diluted (non-GAAP)(1)	0.76	1.05	1.19	0.85	0.91	20%
Net cash provided by operating activities	2,351	5,100	3,278	2,513	3,065	30%
Capital expenditures	(1,730)	(1,803)	(1,858)	(2,072)	(2,060)	19%
Free cash flow	621	3,297	1,420	441	1,005	62%
Cash, cash equivalents and investments	18,915	21,107	22,185	22,402	23,075	22%

(1)EPS = earnings per share. Prior period results have been retroactively adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in August 2022.

4

F I N A N C I A L   S U M M A R Y Revenue Total revenue grew 47% YoY in Q2 to $24.9B. YoY, revenue was impacted by the following items:  + growth in vehicle deliveries + growth in other parts of the business - reduced ASP YoY (excluding FX impact) - negative FX impact of $0.6B1 Profitability Our operating income decreased slightly YoY to $2.4B in Q2, resulting in a 9.6% operating margin. YoY, operating income was primarily impacted by the following items:  - reduced ASP due to mix and pricing - cost of production ramp of 4680 cells and other related charges - increase in Operating expenses driven by Cybertruck, AI and other large projects - negative FX impact + growth in vehicle deliveries (despite margin headwind from underutilization of new factories) + lower cost per vehicle, which includes lower raw material costs and IRA credit + gross profit growth in Energy business as well as Services & Other Other income (below operating income line) was positively impacted by FX movements on certain intercompany balances. Cash Quarter-end cash, cash equivalents and investments increased sequentially by $0.7B to $23.1B in Q2, driven mainly by free cash flow of $1.0B, partially offset by other financing activities, including debt repayments.  (1) Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q2’22.

OPERATIONAL SUMMARY

(Unaudited)

	Q2-2022	Q3-2022	Q4-2022	Q1-2023	Q2-2023	YoY
Model S/X production	16,411	19,935	20,613	19,437	19,489	19%
Model 3/Y production	242,169	345,988	419,088	421,371	460,211	90%
Total production	**258,580**	**365,923**	**439,701**	**440,808**	**479,700**	**86%**
Model S/X deliveries	16,162	18,672	17,147	10,695	19,225	19%
Model 3/Y deliveries	238,533	325,158	388,131	412,180	446,915	87%
Total deliveries	**254,695**	**343,830**	**405,278**	**422,875**	**466,140**	**83%**
of which subject to operating lease accounting	9,227	11,004	15,184	22,357	21,883	137%
Total end of quarter operating lease vehicle count	131,756	135,054	140,667	153,988	168,058	28%
Global vehicle inventory (days of supply)[1]	4	8	13	15	16	300%
Solar deployed (MW)	106	94	100	67	66	-38%
Storage deployed (MWh)	1,133	2,100	2,462	3,889	3,653	222%
Tesla locations[2]	831	903	963	1,000	1,068	29%
Mobile service fleet	1,453	1,532	1,584	1,692	1,769	22%
Supercharger stations	3,971	4,283	4,678	4,947	5,265	33%
Supercharger connectors	36,165	38,883	42,419	45,169	48,082	33%

6

[1]Days of supply is calculated by dividing new car ending inventory by the relevant quarter's deliveries and using 75 trading days (aligned with Automotive News definition).
[2]Starting in Q1-2023, we revised our methodology for reporting Tesla's physical footprint. This count now includes all sales, service, delivery and body shop locations globally.

TESLA

VEHICLE CAPACITY

In Q2, we produced a record number of vehicles, thanks to ongoing ramps of our new factories as well as strong performance of Shanghai and Fremont. We remain committed to smoothing deliveries throughout the quarter by reducing the percentage of vehicles delivered in the 3rd month. Vehicles in-transit, test-drive and display vehicles account for a substantive majority of our total days of supply.

US: California, Nevada and Texas

At Gigafactory Texas, in addition to the continued success of the Model Y ramp, we are also working on equipment installation for Cybertruck production, which remains on track for initial deliveries this year. We have made notable progress on yield improvement of our 4680 cell production lines. We continue building capacity for cathode production and lithium refining in the U.S.

China: Shanghai

Since our Shanghai factory has been successfully running near full capacity for several months, we do not expect a meaningful increase in weekly production run rate. Gigafactory Shanghai remains our main export hub.

Europe: Berlin-Brandenburg

Our factory in Germany produced standard range Model Y vehicles in Q2 for the first time. Building off momentum from its success in Q1, Model Y was the best-selling vehicle of any kind in Europe year-to-date (based on the latest available data as of May).

Installed Annual Vehicle Capacity

Region	Model	Capacity	Status
California	**Model S / Model X**	100,000	Production
	Model 3 / Model Y	550,000	Production
Shanghai	**Model 3 / Model Y**	>750,000	Production
Berlin	**Model Y**	375,000	Production
Texas	**Model Y**	>250,000	Production
	Cybertruck	-	Tooling
Nevada	**Tesla Semi**	-	Pilot production
Various	**Next Gen Platform**	-	In development
TBD	**Roadster**	-	In development

Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors.


US/Canada
Europe
China
4%
3%
2%
1%
0%
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Market share of Tesla vehicles by region (TTM)

Source: Tesla estimates based on ACEA; Autonews.com; CAAM – light-duty vehicles only
TTM = Trailing twelve months

7

CORE TECHNOLOGY

Artificial Intelligence Software and Hardware

Four main technology pillars are needed to solve vehicle autonomy at scale: extremely large real-world dataset, neural net training, vehicle hardware and vehicle software. We are developing each of these pillars in-house. This month, we are taking a step towards faster and cheaper neural net training with the start of production of our Dojo training computer.

Vehicle and Other Software

For customers getting a Model 3 or Y for the first time, we launched the "Get To Know Your Tesla" experience where users can adjust their seats, mirrors, steering wheel, set up the phone key and learn about topics such as regenerative braking. To help customers discover ongoing improvements in software updates, we now highlight new features directly in the UI, encourage users to try features they may have missed and added the ability to search Controls.

Battery, Powertrain & Manufacturing

We are now testing Cybertruck vehicles around the world for final certification and validation. This might be the most unique vehicle product in decades; with that comes trialing and testing new technologies. As far as we know, Cybertruck will be the first sub-19 ft. truck (fitting into a garage) that has both four doors and 6+ ft. bed. Both technologically and architecturally, this vehicle will break a lot of boundaries – very much in line with how we think about vehicle engineering and manufacturing.


350
300
250
200
150
100
50
0
Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23

Cumulative miles driven with FSD Beta (millions)


In Units Of A100 GPUs
Total Amount Of Tesla Compute
100
Exa-Flops
400,000
300,000
200,000
100,000
0
Start of Dojo Production
Top 5 in the Entire World
Projected
Jan 23
Apr 23
Jul 23
Oct 23
Jan 24
Apr 24
Jul 24
Oct 24

Internal projection of Dojo compute power

Source: Tesla estimates

8

OTHER HIGHLIGHTS

Energy Storage

Energy storage deployments increased by 222% YoY in Q2 to 3.7 GWh, another strong quarter due to the ongoing ramp of our first dedicated Megapack factory (Megafactory) in Lathrop, CA. The ramp of this 40 GWh Megafactory – the first of many - has been successful with still more room to reach full capacity. While energy storage deployment rate can be volatile due to project timing, production rate improved further sequentially in Q2.


4
3
2
1
0
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Energy Storage deployments (GWh)

Solar

Solar deployments remained roughly flat sequentially at 66 MW, declining YoY, predominantly due to a high interest rate environment that is causing postponement of solar purchasing industry-wide.

Services and Other business

The 2nd quarter of 2023 has been the quarter of Supercharging. A significant number of companies, including Ford, GM, Mercedes, Nissan, Polestar, Rivian, Volvo and Electrify America, have announced adoption of NACS – a charging standard developed by Tesla over a decade ago – for their North American products. Further opening our charging network in 2024 will enable both faster market conversion from combustion vehicles to EVs as well as faster growth of our charging network through a larger addressable fleet.


10%
0%
-10%
-20%
-30%
-40%
-50%
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Services & Other gross margin

9

O U T L O O K Volume We are planning to grow production as quickly as possible in alignment with the 50% CAGR target we began guiding to in early 2021. In some years we may grow faster and some we may grow slower, depending on a number of factors. For 2023, we expect to remain ahead of the long-term 50% CAGR with around 1.8 million vehicles for the year. Cash We have ample liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses. Furthermore, we will manage the business such that we maintain a strong balance sheet during this uncertain period. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware-related profits to be accompanied by an acceleration of AI, software and fleet-based profits. Product Cybertruck remains on track to begin initial production later this year at Gigafactory Texas. In addition, we continue to make progress on our next generation platform.

P H O T O S & C H A R T S

C Y B E R T R U C K T E S T I N G

C Y B E R T R U C K - B U I L T T O D O R E A L W O R K

C Y B E R T R U C K - P R O D U C T I O N L I N E A T G I G A F A C T O R Y T E X A S

C Y B E R T R U C K - P R O D U C T I O N L I N E A T G I G A F A C T O R Y T E X A S B U I L D I N G R C U N I T S

C Y B E R T R U C K - T H E F I R S T R C U N I T

Vehicle Deliveries (millions of units) K E Y   M E T R I C S   Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) Net Income ($B) Adjusted EBITDA ($B)

Operating Cash Flow ($B) Free Cash Flow ($B) K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) Net Income ($B) Adjusted EBITDA ($B) Vehicle Deliveries (millions of units)

K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) YoY Revenue Growth Operating Margin Source: OEM financial disclosures, Bloomberg Auto Industry includes: Tesla, BMW, Mercedes-Benz, Ford, GM, Honda, Hyundai, Nissan, Toyota and VW. Stellantis is excluded given limited historical disclosures due to the recent merger between FCA and PSA. Auto Industry operating margin is calculated by dividing the sum of USD equivalent operating profits for the entire industry by the USD equivalent revenues for respective periods.

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q2-2022	Q3-2022	Q4-2022	Q1-2023	Q2-2023
REVENUES					
Automotive sales	13,670	17,785	20,241	18,878	20,419
Automotive regulatory credits	344	286	467	521	282
Automotive leasing	588	621	599	564	567
Total automotive revenues	14,602	18,692	21,307	19,963	21,268
Energy generation and storage	866	1,117	1,310	1,529	1,509
Services and other	1,466	1,645	1,701	1,837	2,150
Total revenues	**16,934**	**21,454**	**24,318**	**23,329**	**24,927**
COST OF REVENUES					
Automotive sales	10,153	13,099	15,433	15,422	16,841
Automotive leasing	368	381	352	333	338
Total automotive cost of revenues	10,521	13,480	15,785	15,755	17,179
Energy generation and storage	769	1,013	1,151	1,361	1,231
Services and other	1,410	1,579	1,605	1,702	1,984
Total cost of revenues	12,700	16,072	18,541	18,818	20,394
Gross profit	**4,234**	**5,382**	**5,777**	**4,511**	**4,533**
OPERATING EXPENSES					
Research and development	667	733	810	771	943
Selling, general and administrative	961	961	1,032	1,076	1,191
Restructuring and other	142	-	34	-	-
Total operating expenses	1,770	1,694	1,876	1,847	2,134
INCOME FROM OPERATIONS	**2,464**	**3,688**	**3,901**	**2,664**	**2,399**
Interest income	26	86	157	213	238
Interest expense	(44)	(53)	(33)	(29)	(28)
Other income (expense), net	28	(85)	(42)	(48)	328
INCOME BEFORE INCOME TAXES	2,474	3,636	3,983	2,800	2,937
Provision for income taxes	205	305	276	261	323
NET INCOME	2,269	3,331	3,707	2,539	2,614
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries	10	39	20	26	(89)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**2,259**	**3,292**	**3,687**	**2,513**	**2,703**
Net income per share of common stock attributable to common stockholders[1]					
Basic	$ 0.73	$ 1.05	$ 1.18	$ 0.80	$ 0.85
Diluted	$ 0.65	$ 0.95	$ 1.07	$ 0.73	$ 0.78
Weighted average shares used in computing net income per share of common stock[1]					
Basic	3,111	3,146	3,160	3,166	3,171
Diluted	3,464	3,468	3,471	3,468	3,478

(1) Prior period results have been retroactively adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in August 2022.

21 TESLA

BALANCE SHEET
(Unaudited)

In millions of USD	30-Jun-22	30-Sep-22	31-Dec-22	31-Mar-23	30-Jun-23
ASSETS					
Current assets					
Cash, cash equivalents and investments	18,915	21,107	22,185	22,402	23,075
Accounts receivable, net	2,081	2,192	2,952	2,993	3,447
Inventory	8,108	10,327	12,839	14,375	14,356
Prepaid expenses and other current assets	2,118	2,364	2,941	3,227	2,997
Total current assets	31,222	35,990	40,917	42,997	43,875
Operating lease vehicles, net	4,782	4,824	5,035	5,473	5,935
Solar energy systems, net	5,624	5,562	5,489	5,427	5,365
Property, plant and equipment, net	21,093	21,926	23,548	24,969	26,389
Operating lease right-of-use assets	2,185	2,251	2,563	2,800	3,352
Digital assets, net	218	218	184	184	184
Goodwill and intangible assets, net	437	419	409	399	465
Other non-current assets	2,952	3,236	4,193	4,584	5,026
Total assets	**68,513**	**74,426**	**82,338**	**86,833**	**90,591**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	11,212	13,897	15,255	15,904	15,273
Accrued liabilities and other	6,037	6,246	7,142	7,321	7,658
Deferred revenue	1,858	1,928	1,747	1,750	2,176
Customer deposits	1,182	1,083	1,063	1,057	1,026
Current portion of debt and finance leases (1)	1,532	1,457	1,502	1,404	1,459
Total current liabilities	21,821	24,611	26,709	27,436	27,592
Debt and finance leases, net of current portion (1)	2,898	2,096	1,597	1,272	872
Deferred revenue, net of current portion	2,210	2,265	2,804	2,911	3,021
Other long-term liabilities	3,926	4,330	5,330	5,979	6,924
Total liabilities	**30,855**	**33,302**	**36,440**	**37,598**	**38,409**
Redeemable noncontrolling interests in subsidiaries	421	421	409	407	288
Total stockholders' equity	36,376	39,851	44,704	48,054	51,130
Noncontrolling interests in subsidiaries	861	852	785	774	764
Total liabilities and equity	**68,513**	**74,426**	**82,338**	**86,833**	**90,591**
(1) Breakdown of our debt is as follows:					
Vehicle and energy product financing (non-recourse)	**3,086**	**2,335**	**2,001**	**1,708**	**1,475**
Other non-recourse debt	13	11	-	-	-
Recourse debt	53	51	44	44	44
Total debt excluding vehicle and energy product financing	**66**	**62**	**44**	**44**	**44**
Days sales outstanding	12	9	10	11	12
Days payable outstanding	80	72	72	75	70

22

TESLA

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Q2-2022	Q3-2022	Q4-2022	Q1-2023	Q2-2023
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income	2,269	3,331	3,707	2,539	2,614
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	922	956	989	1,046	1,154
Stock-based compensation	361	362	419	418	445
Other	145	220	354	40	(47)
Changes in operating assets and liabilities, net of effect of business combinations	(1,346)	231	(2,191)	(1,530)	(1,101)
Net cash provided by operating activities	**2,351**	**5,100**	**3,278**	**2,513**	**3,065**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures	(1,730)	(1,803)	(1,858)	(2,072)	(2,060)
Purchases of solar energy systems, net of sales	(0)	(0)	(0)	(1)	(0)
Proceeds from sales of digital assets	936	—	—	—	—
Purchases of investments	(90)	(991)	(4,368)	(2,015)	(5,075)
Proceeds from maturities of investments	—	3	19	1,604	3,539
Proceeds from sales of investments	—	—	—	—	138
Receipt of government grants	—	—	76	—	—
Business combinations, net of cash acquired	—	—	—	—	(76)
Net cash used in investing activities	**(884)**	**(2,791)**	**(6,131)**	**(2,484)**	**(3,534)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from other debt activities	(154)	(133)	(162)	(127)	(124)
Net repayments under vehicle and energy product financing	(248)	(766)	(335)	(294)	(233)
Net cash flows from noncontrolling interests – Solar	(47)	(42)	(65)	(43)	(34)
Other	43	229	67	231	63
Net cash used in financing activities	**(406)**	**(712)**	**(495)**	**(233)**	**(328)**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(214)	(335)	123	50	(94)
Net increase (decrease) in cash and cash equivalents and restricted cash	847	1,262	(3,225)	(154)	(891)
Cash and cash equivalents and restricted cash at beginning of period	18,040	18,887	20,149	16,924	16,770
Cash and cash equivalents and restricted cash at end of period	18,887	20,149	16,924	16,770	15,879

23

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION (Unaudited)

In millions of USD or shares as applicable, except per share data	Q2-2022	Q3-2022	Q4-2022	Q1-2023	Q2-2023
Net income attributable to common stockholders (GAAP)	**2,259**	**3,292**	**3,687**	**2,513**	**2,703**
Stock-based compensation expense	361	362	419	418	445
Net income attributable to common stockholders (non-GAAP)	**2,620**	**3,654**	**4,106**	**2,931**	**3,148**
Less: Buy-out of noncontrolling interest	3	—	(35)	(5)	—
Less: Dilutive convertible debt	0	0	0	0	0
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP)	**2,617**	**3,654**	**4,141**	**2,936**	**3,148**
EPS attributable to common stockholders, diluted (GAAP)[1]	**0.65**	**0.95**	**1.07**	**0.73**	**0.78**
Stock-based compensation expense per share[1]	0.11	0.10	0.12	0.12	0.13
EPS attributable to common stockholders, diluted (non-GAAP)[1]	**0.76**	**1.05**	**1.19**	**0.85**	**0.91**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)[1]	3,464	3,468	3,471	3,468	3,478
Net income attributable to common stockholders (GAAP)	**2,259**	**3,292**	**3,687**	**2,513**	**2,703**
Interest expense	44	53	33	29	28
Provision for income taxes	205	305	276	261	323
Depreciation, amortization and impairment	922	956	989	1,046	1,154
Stock-based compensation expense	361	362	419	418	445
Adjusted EBITDA (non-GAAP)	**3,791**	**4,968**	**5,404**	**4,267**	**4,653**
Total revenues	16,934	21,454	24,318	23,329	24,927
Adjusted EBITDA margin (non-GAAP)	**22.4%**	**23.2%**	**22.2%**	**18.3%**	**18.7%**

[1] Prior period results have been retroactively adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in August 2022.

24

TESLA

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION (Unaudited)

In millions of USD	4Q-2019	1Q-2020	2Q-2020	3Q-2020	4Q-2020	1Q-2021	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023
Net cash provided by (used in) operating activities (GAAP)	1,425	(440)	964	2,400	3,019	1,641	2,124	3,147	4,585	3,995	2,351	5,100	3,278	2,513	3,065
Capital expenditures	(412)	(455)	(546)	(1,005)	(1,151)	(1,348)	(1,505)	(1,819)	(1,810)	(1,767)	(1,730)	(1,803)	(1,858)	(2,072)	(2,060)
Free cash flow (non-GAAP)	1,013	(895)	418	1,395	1,868	293	619	1,328	2,775	2,228	621	3,297	1,420	441	1,005

In millions of USD	4Q-2019	1Q-2020	2Q-2020	3Q-2020	4Q-2020	1Q-2021	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023
Net income attributable to common stockholders (GAAP)	105	16	104	331	270	438	1,142	1,618	2,321	3,318	2,259	3,292	3,687	2,513	2,703
Interest expense	170	169	170	163	246	99	75	126	71	61	44	53	33	29	28
Provision for income taxes	42	2	21	186	83	69	115	223	292	346	205	305	276	261	323
Depreciation, amortization and impairment	577	553	567	584	618	621	681	761	848	880	922	956	989	1,046	1,154
Stock-based compensation expense	281	211	347	543	633	614	474	475	558	418	361	362	419	418	445
Adjusted EBITDA (non-GAAP)	1,175	951	1,209	1,807	1,850	1,841	2,487	3,203	4,090	5,023	3,791	4,968	5,404	4,267	4,653

In millions of USD	3Q-2020	4Q-2020	1Q-2021	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023
Net cash provided by operating activities – TTM (GAAP)	4,349	5,943	8,024	9,184	9,931	11,497	13,851	14,078	16,031	14,724	13,242	13,956
Capital expenditures – TTM	(2,418)	(3,157)	(4,050)	(5,009)	(5,823)	(6,482)	(6,901)	(7,126)	(7,110)	(7,158)	(7,463)	(7,793)
Free cash flow – TTM (non-GAAP)	1,931	2,786	3,974	4,175	4,108	5,015	6,950	6,952	8,921	7,566	5,779	6,163

In millions of USD	3Q-2020	4Q-2020	1Q-2021	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023
Net income attributable to common stockholders – TTM (GAAP)	556	721	1,143	2,181	3,468	5,519	8,399	9,516	11,190	12,556	11,751	12,195
Interest expense – TTM	672	748	678	583	546	371	333	302	229	191	159	143
Provision for income taxes – TTM	251	292	359	453	490	699	976	1,066	1,148	1,132	1,047	1,165
Depreciation, amortization and impairment – TTM	2,281	2,322	2,390	2,504	2,681	2,911	3,170	3,411	3,606	3,747	3,913	4,145
Stock-based compensation expense – TTM	1,382	1,734	2,137	2,264	2,196	2,121	1,925	1,812	1,699	1,560	1,560	1,644
Adjusted EBITDA – TTM (non-GAAP)	5,142	5,817	6,707	7,985	9,381	11,621	14,803	16,107	17,872	19,186	18,430	19,292

25 TTM = Trailing twelve months

A D D I T I O N A L   I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its second quarter 2023 financial results conference call beginning at 4:30 p.m. CT on July 19, 2023 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter.   CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units installed and equipment sales; we report installations at time of commissioning for storage projects or inspection for solar projects, and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment and (d) stock-based compensation expense, which is the same measurement for this term pursuant to the performance-based stock option award granted to our CEO in 2018. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant quarter’s deliveries and using 75 trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.  FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the future development, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and technologies such as Model 3, Model Y, Model X, Model S, Cybertruck, Tesla Semi, our next generation vehicle platform, our Dojo training computers, our Autopilot, Full Self-Driving and other vehicle software and AI enabled products, our battery cells, our Supercharging network, our energy storage and solar products and our financing products; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our factories are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: uncertainties in future macroeconomic and regulatory conditions arising from the current global pandemic; the risk of delays in launching and manufacturing our products and features cost-effectively; our ability to grow our sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; consumers’ demand for electric vehicles generally and our vehicles specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international expansion; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive and energy product markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel and ramp our installation teams; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 31, 2023. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.